                                                                    EXHIBIT 10.1


--------------------------------------------------------------------------------

                             SHAREHOLDERS AGREEMENT

                                      among

                        SMM CERRO VERDE NETHERLANDS B.V.
                              (a Dutch corporation)

                         SUMITOMO METAL MINING CO., LTD.
                            (a Japanese corporation)

                              SUMITOMO CORPORATION
                            (a Japanese corporation)

                          SUMMIT GLOBAL MANAGEMENT B.V.
                              (a Dutch corporation)

                      COMPANIA DE MINAS BUENAVENTURA S.A.A.
                      (a Peruvian sociedad anonima abierta)

                          CYPRUS CLIMAX METALS COMPANY
                            (a Delaware corporation)

                            PHELPS DODGE CORPORATION
                            (a New York corporation)

                                       and

                       SOCIEDAD MINERA CERRO VERDE S.A.A.
                      (a Peruvian sociedad anonima abierta)



                            Dated as of June 1, 2005


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
                                Table of Contents
                                -----------------

                                                                                                      Page
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
1.       Definitions.....................................................................................1


2.       Board of Directors..............................................................................6

         2.1      Management Duties......................................................................6
         2.2      Members................................................................................7

3.       Waiver of Distribution Rights...................................................................8


4.       Programs and Budgets............................................................................8


5.       Accounting......................................................................................8

         5.1      Books and Records......................................................................8
         5.2      Unaudited Financial Statements.........................................................9
         5.3      Audit..................................................................................9
         5.4      Fiscal Year............................................................................9

6.       Operation of the Mines and any Project..........................................................9

         6.1      Operation..............................................................................9
         6.2      Secondment of Sumitomo Participant Personnel..........................................10
         6.3      No Concentrate Leaching Facility......................................................10

7.       Concentrate Purchase by the Sumitomo Participant and the PD Participant........................10

         7.1      Sumitomo Participant's Right to Purchase Pro Rata Share...............................10
         7.2      Consideration of Additional Concentrate or other Product Sales to the Sumitomo Participant..............................................................11
         7.3      Consideration of Sales to the PD Participant..........................................11

8.       Operating Levels...............................................................................12


9.       Transfers of Interests; Rights of First Refusal................................................12

         9.1      General Prohibition...................................................................12
         9.2      Permitted Encumbrances................................................................13
         9.3      Sales by Minority Participants........................................................13
         9.4      Sales by the PD Participant...........................................................15
         9.5      Compliance with Peruvian Tender Offer Rules...........................................16
         9.6      Separate Sales of Subordinated Debt by the PD Participant.............................17
         9.7      Substitution of Participant...........................................................17
         9.8      Transfer Restriction Extension........................................................18
         9.9      Company Disclaimer of Transfer Restrictions...........................................18

                                Table of Contents
                                -----------------
                                   (continued)

                                                                                                      Page
                                                                                                      ----
10.      Issuances of Equity Securities and/or Subordinated Debt........................................18

         10.1     Issuance of Equity Securities and/or Subordinated Debt for Project Completion.........18
         10.2     Additional Issuance of Equity Securities and/or Subordinated Debt.....................19

11.      Competition; Business Opportunities; Standstill; Transactions with
         Affiliates and Other Arrangements .............................................................20

         11.1     Competition; Business Opportunities...................................................20
         11.2     Standstill............................................................................20
         11.3     Transactions with Affiliates..........................................................21
         11.4     Use of Proceeds.......................................................................21
         11.5     Status Reports........................................................................21
         11.6     Approval of Minutes...................................................................21
         11.7     Virtual Meetings......................................................................21
         11.8     Estatutos.............................................................................21
         11.9     Sulfide Project.......................................................................22
         11.10    Registration of this Agreement........................................................22
         11.11    Support of Senior Project Debt........................................................22
         11.12    Covenants of PDC, SMM, SC and SGM.....................................................22

12.      Confidentiality; Conflicts of Interest.........................................................23

13.      Miscellaneous..................................................................................24

         13.1     Implied Covenants.....................................................................24
         13.2     Notices...............................................................................24
         13.3     Entire Agreement......................................................................27
         13.4     Amendments, Waivers, etc..............................................................27
         13.5     No Other Arrangements or Agreements...................................................27
         13.6     Severability..........................................................................27
         13.7     Governing Law.........................................................................27
         13.8     Arbitration...........................................................................28
         13.9     Binding Effect........................................................................29
         13.10    Headings..............................................................................29
         13.11    Counterparts..........................................................................29
         13.12    Supermajority Voting..................................................................29
         13.13    Conflicts with Estatutos or Peruvian Law..............................................29

            SHAREHOLDERS AGREEMENT, dated as of June 1, 2005, among SMM CERRO VERDE NETHERLANDS B.V., a Dutch corporation (the "Sumitomo Participant"), SUMITOMO METAL MINING CO., LTD., a Japanese corporation ("SMM"), SUMITOMO CORPORATION, a Japanese corporation ("SC"), SUMMIT GLOBAL MANAGEMENT B.V., a Dutch corporation ("SGM"), CYPRUS CLIMAX METALS COMPANY, a Delaware corporation (the "PD Participant"), PHELPS DODGE CORPORATION, a New York corporation ("PDC"), COMPANIA DE MINAS BUENAVENTURA S.A.A., a Peruvian sociedad anonima abierta ("BVN"), and SOCIEDAD MINERA CERRO VERDE S.A.A., a Peruvian sociedad anonima abierta (the "Company"). Undefined capitalized terms shall have the meanings set forth in the Participation Agreement defined below.

                              W I T N E S S E T H :
                              - - - - - - - - - -

            WHEREAS, the Sumitomo Participant, the PD Participant and BVN, together with certain other entities, are parties to a Participation Agreement, dated as of March 16, 2005 (the "Participation Agreement"), providing for the Sumitomo Participant and BVN to acquire Capital Increase Shares by participating in the General Capital Increase;

            WHEREAS, the Participation Agreement contemplates that the execution and delivery of this Agreement will occur on the Closing Date of the General Capital Increase; and

            WHEREAS, the parties hereto wish to provide for certain matters relating to the governance and ownership of shares of the Company;

            NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1. Definitions. The following capitalized terms shall have the following meanings:

            AAA:  the meaning given in section 13.8(c).

            Acceptance Notice:  the meaning given in section 10.2.

            Additional Participant: any Person which becomes a party to this Agreement and a Participant in accordance with the provisions of section 9 or section 10.

            Adjusted Respective Share: for any Participant, the percentage interest of such Participant in the total number of shares of Common Stock held by the Participants from time to time.

            Affiliate: with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

            Agreement: this Shareholders Agreement, as amended, modified or supplemented from time to time.

            Board:  the board of directors of the Company.

            Business Day: any day other than (i) a Saturday, Sunday, national holiday in the United States, the Netherlands or the Republic of Peru; (ii) a day on which state or national banking institutions in the State of Arizona or the State of New York or banking institutions in the Netherlands or the Republic of Peru are not open for the conduct of normal banking business; or (iii) a day on which the BVL is not open for the conduct of business.

            BVL:  Bolsa de Valores de Lima.

            BVN:  the meaning given in the first paragraph of this Agreement.

            Capital Expenditure: any expenditure or commitment which would be capitalized or the expense of which would be deferred in accordance with accrual basis accounting principles generally accepted in Peru.

            CAVALI:  Caja de Valores y Liquidaciones de Lima ICLV S.A.

            Claimant:  the meaning given in section 13.8(b).

            Common Stock: common voting stock, par value U.S.$0.5409 per share, of the Company.

            Company: the meaning given in the first paragraph of this Agreement.

            Completion Funding Notice:  the meaning given in section 10.1.

            Confidential Information:  the meaning given in section 12(a).

            Defendant:  the meaning given in section 13.8(b).

            Delivery and Processing Expenses: any cost or expense, determined on an accrual basis in accordance with accounting principles generally accepted in Peru, related to the transportation, handling, insurance or processing of Products by the Company after such Products have been loaded on board ship at the port of embarkation from Peru or, if delivery is within Peru, after the purchaser of such Products has assumed the risk of loss.

            Electing Participants:  the meaning given in section 10.2.

            Equity Securities: Shares or warrants, options or other rights to acquire Shares or any other securities (debt or otherwise) convertible into or exercisable for Shares.

            Feasibility Study: the Cerro Verde Primary Sulfide Feasibility Study, dated May 2004, prepared by Fluor Canada, Ltd., as modified by the Project Update, dated September 2004.

            General Capital Increase: the meaning given in the fourth recital of the Participation Agreement.

            Issuance Notice:  the meaning given in section 10.2.

            Mines: the mines existing as of the date hereof and located within the mining concessions owned by the Company identified in Exhibit 11 to the Participation Agreement.

            Offer Consideration Period:  the meaning given in section 9.3(a).

            Offering Participant:  the meaning given in section 9.3(a).

            Operating Expense: any operating cost or expense determined on an accrual basis in accordance with accounting principles generally accepted in Peru other than any depreciation, depletion, amortization or other charge with respect to costs or expenses capitalized or deferred in accordance with such accounting principles and other than any cost or expense related to the transportation, handling, insurance or processing of Products after such Products have been loaded on board ship at the port of embarkation from Peru or, if delivery is within Peru, after the purchaser of such Products has assumed the risk of loss.

            Operator: Minera Phelps Dodge del Peru S.A.C., a Peruvian sociedad anonima cerrada and an indirect wholly-owned subsidiary of PDC, which shall act as operator pursuant to the Operator's Agreement, or any entity which shall replace such corporation as operator.

            Operator's Agreement: the Operator's Agreement between the Company and Minera Phelps Dodge del Peru S.A.C., dated the date hereof, as amended from time to time, or any substitution therefor pursuant to the terms thereof.

            Participant Nominees:  the meaning given in section 11.6.

            Participants: the PD Participant, the Sumitomo Participant, BVN and any Additional Participant.

            Participation Agreement:  the meaning given in the first recital.

            PDC:  Phelps Dodge Corporation, a New York corporation.

            PD Mining: Phelps Dodge Mining Company, a division of PDC.

            PD Participant: the meaning given in the first paragraph of this Agreement.

            Person: any individual, corporation, partnership, association, public body, governmental authority or other entity.

            Post-Tender Maximum Purchase Amount: the meaning given in section 9.5(a)(iv).

            Preemptive Right Offering Participant: the meaning given in section 9.3(b).

            Preemptive Rights:  the meaning given in section 9.3(a).

            Products: any copper concentrates, copper precipitates or electrowon copper cathode, molybdenum and any other marketable mineral products including gold and silver, produced by the Company (including at the Sulfide Project) and any copper or other products produced for the Company by others under any toll agreements providing for the treatment of production from the Mines or any Project.

            Project: any project commenced after the date hereof relating to the exploration or exploitation of any of the mining concessions and other mining and exploration rights of the Company (including without limitation, the Sulfide Project) and any other rights or liabilities thereafter acquired or assumed by the Company relating thereto.

            Project Capacity: the aggregate of (i) the actual capability of the Company's concentrator to process copper, molybdenum, silver and gold bearing material generated in Company operations, (ii) the actual capability of the Company's precipitation facilities to process solutions generated in Company operations, (iii) the actual capacity of any Company solvent extraction electrowinning plant(s) to process solutions generated in Company operations, and (iv) the actual capability of any other facility hereafter operated by the Company to process mineral bearing material generated in Company operations; in each case on a substantially continuous basis assuming shutdowns for normal scheduled maintenance and the absence of any uncontrollable circumstance.

            Project Debt: all indebtedness, including but not limited to Senior Project Debt and Subordinated Debt, for money borrowed or incurred by the Company to finance the development and completion of any Project and to provide an appropriate amount of working capital for the operation of such Project.

            Project Debt Agreements: the definitive agreements providing for the Project Debt.

            Purchaser:  the meaning given in section 10.1.

            Purchasing Participant:  the meaning given in section 9.5.

            PWC:  PricewaterhouseCoopers.

            Respective Share: for any Participant, the percentage interest of such Participant in the total number of shares of Common Stock outstanding from time to time.

            Sale Acceptance Notice:  the meaning given in section 9.3(a).

            SC:  Sumitomo Corporation, a Japanese corporation.

            Senior Project Debt: financing for the development, completion and operation of any Project that ranks in respect of payment and upon liquidation senior to the Subordinated Debt.

            Senior Project Debt Agreements: the definitive agreements providing for the Senior Project Debt.

            Senior Project Lenders: the lenders which become parties to the Senior Project Debt Agreements.

            SGM:  Summit Global Management B.V., a Dutch corporation.

            Shares:  shares of capital stock in the Company.

            SMM:  Sumitomo Metal Mining Co., Ltd., a Japanese corporation.

            SMM Concentrate Agreement: the concentrate sales agreement between the Company and SMM dated the date hereof.

            Sponsor Finance Company: any wholly-owned, directly or indirectly, subsidiary of PDC, BVN or the Sumitomo Participant Parents which holds notes evidencing Subordinated Debt.

            Stability Agreement: the Agreement for Investment Promotion Measures and Guarantees, dated February 13, 1998, between the Company and the Government of Peru acting through the Central Reserve Bank of Peru.

            Subject Offering Participant: the meaning given in section 9.5(iii).

            Subject Securities:  the meaning given in section 9.5(i).

            Subordinated Debt: indebtedness of the Company (including but not limited to indebtedness owing to Sponsor Finance Companies, the Participants or their respective Affiliates) that ranks upon liquidation junior to the Senior Project Debt and ranks in respect of payment junior and is subordinated to the Senior Project Debt in a manner satisfactory to the holders of the Senior Project Debt.

            Sulfide Project: the project to develop a primary sulfide ore body beneath the oxide ore body located within the mining concessions owned by Cerro Verde identified in Exhibit 11 to the Participation Agreement, which shall be processed into copper concentrate as a final product at new facilities that are to be developed generally as described in the Feasibility Study, with such changes to such facilities as the Board determines, in its good faith reasonable judgment, to be necessary or advisable and which do not substantially alter the basic nature and scope of such facilities.

            Sulfide Project Senior Debt Agreements: the meaning given in section 11.11.

            Sumitomo Participant: the meaning given in the first paragraph of this Agreement.

            Sumitomo Participant Parents:  SCHN, SMM and SC.

            Tender Offer:  the meaning given in section 9.5.

            Ultimate Parent:  the meaning given in section 9.2.



2.    Board of Directors.

            2.1 Management Duties. Except for such matters as shall be reserved for shareholders of the Company by Peruvian law, the business of the Company shall be managed under the direction of the Board. In this connection, without limiting the generality of the foregoing, the Board shall (i) control and supervise the Operator and the activities of the employees, independent contractors and agents of the Operator used in connection with the Mines and any Project, (ii) consider and approve any toll agreements under which the Company would produce products for others, (iii) consider and approve the annual programs and budgets of the Company and any intermediate or long-term plans of the Company, and amendments thereto, (iv) recommend the financial statements of the Company to be approved by the shareholders of the Company at the annual meeting of shareholders, (v) recommend the independent auditors for the Company, who shall be selected by the shareholders of the Company at the annual meeting of shareholders, and (vi) authorize such actions as it may deem necessary or appropriate in connection with, and discuss other matters of importance relating to, the Company.

            2.2 Members. At any time that the shareholders of the Company are permitted by Peruvian law to nominate individuals for election as members of the Board, the PD Participant shall nominate three director candidates and two deputy director candidates for each such director candidate, the Sumitomo Participant shall nominate one director candidate and two deputy director candidates for such director candidate, and BVN shall nominate one director candidate and two deputy director candidates for such director candidate; provided that in the event that the Sumitomo Participant or BVN owns a Respective Share of less than 16.67% and more than 12.51% and the size of the Board is expanded to seven members as contemplated by Article 34 of the estatutos of the Company or otherwise, the PD Participant shall nominate up to five director candidates and two deputy director candidates for each such director candidate, the Sumitomo Participant shall nominate one director candidate and two deputy director candidates for such director candidate and BVN shall nominate one director candidate and two deputy director candidates for such director candidate; provided further, that in the event that the Sumitomo Participant or BVN owns a Respective Share of less than 12.51% and more than 10.01% and the size of the Board is expanded to nine members as contemplated by
Article 34 of the estatutos of the Company or otherwise, the PD Participant shall nominate up to seven director candidates and two deputy director candidates for each such director candidate, the Sumitomo Participant shall nominate one director candidate and two deputy director candidates for such director candidate and BVN shall nominate one director candidate and two deputy director candidates for such director candidate; provided further, that if the Board is expanded to nine members as contemplated by Article 34 of the estatutos of the Company or otherwise, whichever of the Sumitomo Participant and BVN owns a larger Representative Share may, if the PD Participant agrees that it owns a sufficient number of shares to cause the election of two directors, nominate up to two director candidates and two deputy director candidates for each such director candidate. At each election, each of the PD Participant, the Sumitomo Participant and BVN shall cast all of its votes for its respective nominees to the Board. The parties hereto acknowledge and agree that a purpose of this section 2.2 is to enable each of the Sumitomo Participant and BVN to elect at least one member of the Board as long as it holds a Respective Share of at least 10.01%.

3. Waiver of Distribution Rights.

            Each of the PD Participant, BVN and the Sumitomo Participant hereby waives its rights under Article 231 of the Peruvian Corporate Law (Law. No. 26887).

4. Programs and Budgets.

            Not later than March 31 of each year, the Board shall meet to consider and approve, with or without modification, a program and budget for the Company for the current year and any intermediate or long-term plans for periods in excess of one year. The program and budget and any such intermediate or long-term plans shall be furnished with the agenda for the meeting at which they are to be considered. The annual program and budget shall include, on a quarterly basis:

            (i) specified operating levels and itemized estimates of Products to be produced;

            (ii) an itemized budget specifying, separately, estimated revenues, Operating Expenses, Delivery and Processing Expenses and Capital Expenditures of the Company;

            (iii) the details of any development or capital programs; and

            (iv) such other matters as may be determined from time to time by the Board.


The members of the Board shall be furnished with a monthly breakdown of the foregoing matters for the remainder of the then current year on or prior to March 1 of each year. Any program and budget approved by the Board or monthly breakdown thereof may be revised, supplemented or amended from time to time by the Board. Any proposed revision, supplement or amendment shall be furnished with the agenda for the meeting at which it is to be considered.

5. Accounting.

            5.1 Books and Records. The Company shall keep or cause to be kept books and records, in each case in accordance with accounting practices generally accepted in Peru, so as accurately to record all receipts of funds from or for the account of the Company and disbursements thereof and all Operating Expenses, Delivery and Processing Expenses and Capital Expenditures incurred by the Company. All books and records maintained pursuant to this section shall be open to the inspection and examination of, or made available to, the directors, officers, accountants, consultants or representatives of any Participant at the locations where such books, records and information are kept in the ordinary course of business at such reasonable times as may be specified in reasonable prior written notice to the Company.

            5.2 Unaudited Financial Statements. The unaudited annual financial statements shall be prepared and delivered to the Board on or before February 15 of each year. The unaudited quarterly financial statements shall be prepared and delivered to the Board within 45 days of the end of each fiscal quarter.

            5.3 Audit. The annual financial statements of the Company shall be examined and certified by the firm of PWC or such other accounting firm of international standing selected from time to time by the shareholders of the Company at the annual meeting of shareholders. The audited financial statements shall be prepared and delivered to the Board within sixty (60) days of the end of the fiscal year of the Company. The Board shall recommend that the shareholders of the Company approve, at least annually, audited financial statements of the Company, showing, separately, revenues, Operating Expenses, Delivery and Processing Expenses and Capital Expenditures.

            5.4 Fiscal Year. The fiscal year of the Company shall be the calendar year.

6. Operation of the Mines and any Project.

            6.1 Operation. Minera Phelps Dodge del Peru S.A.C., an indirect subsidiary of PDC, shall act as General Manager of the Company and shall provide Outsourced Services (as defined in the Operator's Agreement) to the Company pursuant to the terms and conditions set forth in the Operator's Agreement. Pursuant to such Operator's Agreement, the Operator shall appoint a Representative (as defined in the Operator's Agreement) and Unit Managers (as defined in the Operator's Agreement) to perform Management Services (as defined in the Operator's Agreement) and shall hire and maintain such technical and other personnel contemplated by the Outsourcing Plan (as defined in the Operator's Agreement) submitted to the Board and necessary to provide the Outsourced Services (as defined in the Operator's Agreement). Substantially all of the personnel involved in the day-to-day operation of the Mines and any Project, including without limitation, the exploration, mining, milling, leaching, crushing, grinding, transportation, accounting and administrative activities of the Company (other than the Operator's Personnel), shall be employed directly by the Company, but shall be subject to the direction of the Operator in its capacity as General Manager. Except as set forth in section 6.2, neither the Operator nor the Company shall be obligated to employ any representative of the Sumitomo Participant or BVN. Representatives of the Sumitomo Participant, BVN, and their respective Affiliates, however, shall have the right at any time, at their own expense and risk and upon reasonable advance written notice to the Operator, to observe the Sulfide Project's construction, development and operation and the Company's other operations and to inspect the Company's premises, books and records during usual business hours.

            6.2 Secondment of Sumitomo Participant Personnel. The PD Participant shall cause either the Company or the Operator to, and either the Company or the Operator shall, employ, at all times and for reasonable compensation, two individuals designated by the Sumitomo Participant and approved by the Operator, which approval shall not be unreasonably withheld. While so employed, such individuals shall be subject to the supervision of the Operator.

            6.3 No Concentrate Leaching Facility.

            (a) Cerro Verde shall not construct, own or operate a copper concentrate leaching facility or similar facility designed to produce copper from copper concentrate.

            (b) Notwithstanding the foregoing, PDC or any of its Affiliates (other than Cerro Verde) may construct, own or operate copper concentrate leaching facilities and, subject to section 11.3 of this Agreement and Articles 41(i) and 41(g) of the estatutos of the Company, Cerro Verde may enter into agreements or other arrangements of any type with PDC or any of its Affiliates regarding any such facilities; provided that Cerro Verde shall give prior written notice to the Sumitomo Participant of any sale, lease (as lessor) or other disposition by Cerro Verde of any mining concessions, beneficiation concessions, easements or water rights in connection with such copper concentrate leaching facility.

7. Concentrate Purchase by the Sumitomo Participant and the PD Participant.

            7.1 Sumitomo Participant's Right to Purchase Pro Rata Share. Cerro Verde acknowledges that, subject to the terms and conditions of the SMM Concentrate Agreement, it has agreed to sell to SMM and any Affiliate designated by it, and SMM has agreed to purchase from Cerro Verde, 50% of the copper concentrates produced by Cerro Verde for a term of ten years; provided that if the Sumitomo Participant fails to provide funding for any new Project involving production of copper concentrates or any expansion of Project Capacity at the Sulfide Project as contemplated in any Completion Funding Notice or Issuance Notice, such production amount for purposes of this calculation shall exclude increases in production resulting from such new Project or expansion of Project Capacity. After the termination of the SMM Concentrate Sales Agreement, the Sumitomo Participant (and any Affiliate it designates which is acceptable to the Company, including SMM, which the Company hereby agrees is an acceptable designated Affiliate) shall purchase from the Company, each year an amount of the Company's concentrate equal to: (a) the estimated total production for such year for

(i) the Sulfide Project and (ii) so long as the Sumitomo Participant has provided its share of funding for any Project involving production of copper concentrates or any expansion of Project Capacity at the Sulfide Project as contemplated in the applicable Completion Funding Notice or Issuance Notice, any such new Project or expansion of the Project Capacity at the Sulfide Project, in each case as reflected in the Company's internal budgets and plans multiplied by
(b) the Sumitomo Participant's Respective Share at the date on which the contract for such sale and purchase is entered into. The contracts for such transactions shall be in the form then being used by the Company for international concentrate sale arrangements of similar duration. The term of each such contract shall be designated by the Company but shall be at least one year and not more than ten years. Such contracts shall contain arms'-length market provisions calculated so as reasonably to reflect the then current market for the sale of copper concentrate having similar characteristics in comparable international transactions under agreements of similar duration, and to facilitate the assignment of such contracts to lenders to the Company. If by the expiration date of any such contract, the Company and the Sumitomo Participant shall not have reached agreement on the terms and provisions of a successor contract, then the issues in dispute shall be submitted by the parties to arbitration pursuant to section 13.8 of this Agreement. Pending the issuance of the arbitrators' decision, the parties shall continue to sell and purchase concentrate on the same basis as provided for in the expired contract. Upon issuance of the arbitrators' decision, such decision shall be given effect retroactively to the expiration date of such contract. Notwithstanding the foregoing, in the event that following the termination of the SMM Concentrate Sales Agreement the Sumitomo Participant or any Affiliate participates as a purchaser in concentrate sale arrangements tied to import credit financing being provided to the Company, the amount of Company concentrate which the Company shall be required to sell and the Sumitomo Participant shall be required to purchase pursuant to this section 7.1 shall be reduced by the aggregate amount of concentrate covered by such concentrate sale arrangement (including the portion being purchased by parties other than the Sumitomo Participant or its Affiliate).

            7.2 Consideration of Additional Concentrate or other Product Sales to the Sumitomo Participant. In the event that the Sumitomo Participant wishes to purchase on an arm's-length market basis more concentrate than it is entitled to purchase under section 7.1. above or any other Product, the Company will consider in good faith any offers from the Sumitomo Participant to purchase such additional concentrate or other Product. In connection with its consideration of any such offers to purchase additional concentrate or other Product, the Company intends to deal with the Sumitomo Participant on a basis consistent with that on which the Company deals with other prospective third-party purchasers.

            7.3 Consideration of Sales to the PD Participant. In the event that the PD Participant (or any Affiliate it designates which is acceptable to the Company) wishes to purchase on an arm's-length market basis Company Product, the Company will consider in good faith any offers from the PD Participant (or such Affiliate) to purchase such Product. In connection with its consideration of any such offers to purchase Product, the Company intends to deal with the PD Participant on a basis consistent with that on which the Company deals with other prospective third party purchasers. If the Company elects to sell such Product to the PD Participant (or such Affiliate), the contracts for such transactions shall be in the form then being used by the Company for international sale arrangements of similar duration, provided that contracts for the sale of such Product for delivery to the United States shall, if applicable, include price provisions that are based upon COMEX or LME quotations and account for any excess expense or savings, as the case may be, arising from the difference in charges for shipment of such Product to U.S. Gulf Coast ports and charges for shipping such Product to Japanese main ports by in effect fully passing along such excess expense or savings, as the case may be, to the purchaser. The term of each such contract shall be designated by the Company but shall be at least one year and not more than ten years. Such contracts shall contain arm's length market provisions (including, if applicable, price provisions that are based upon COMEX or LME quotations and account for relative freight charges for sales to the United States) calculated so as reasonably to reflect the then current market for the sale of such Product having similar characteristics in comparable international transactions under agreements of similar duration, and, if applicable, to facilitate the assignment of such contracts to lenders to the Company. The terms and conditions of such contracts shall be no more favorable, nor any less favorable, than the terms and conditions of the Company's sale contract with SMM or the Sumitomo Participant, if any, then in effect for such Product except that, if applicable, the PD Participant's or its designated Affiliate's contract shall provide for price provisions that are based upon COMEX or LME quotations and account for relative freight charges for sales to the United States.

8. Operating Levels. Operating levels shall be determined by the Board. The Board shall have the right, for any cause or reason, (a) to reduce or increase the level of any Company operation or to shut down any such operation altogether, or (b) to start up any such operation that may be shut down.

9. Transfers of Interests; Rights of First Refusal.

            9.1 General Prohibition. Except as permitted by or provided for in this Agreement, as required pursuant to the Project Debt Agreements or in a transaction involving only one or more of its Affiliates, no Participant shall sell, assign, convey or otherwise dispose of, or directly or indirectly mortgage, pledge or otherwise create or suffer to exist a lien, charge or other encumbrance or security interest in any of its Equity Securities or Subordinated Debt that it or any Affiliate (including any Sponsor Finance Company) holds. Each Participant shall cause any of its Affiliates (including any Sponsor Finance Company) that holds any Subordinated Debt not to sell, assign, convey or otherwise dispose of, or directly or indirectly mortgage, pledge or otherwise create or suffer to exist a lien, charge or other encumbrance or security interest in any

Subordinated Debt except as permitted by or provided for in this Agreement or as required pursuant to the Project Debt Agreements. Any sale, assignment, conveyance or other disposition, mortgage, lien, charge, encumbrance, or security interest permitted by or provided for in this Agreement shall be made in accordance with applicable law and with any applicable provisions of the Project Debt Agreements.

            9.2 Permitted Encumbrances. Each Participant that is ultimately controlled by another Person (such person being the "Ultimate Parent") may grant or permit to exist any mortgage, lien, pledge, charge or encumbrance on, or other security interest in any of its Equity Securities or Subordinated Debt that it or any Affiliate (including any Sponsor Finance Company) holds, but only to secure any obligation so long as the performance of each such obligation has been and continues to be irrevocably guaranteed to the obligee by the Ultimate Parent of such Participant (for the avoidance of doubt, as of the date hereof, only the PD Participant and the Sumitomo Participant have an Ultimate Parent, PDC in the case of the PD Participant, SC and SMM in the case of the Sumitomo Participant).

            9.3 Sales by Minority Participants. (a) Joint Sales of Equity Securities and Subordinated Debt. Should any Participant (other than the PD Participant) wish to sell any of its Equity Securities (other than preemptive rights or certificates representing preemptive rights issued by the Company in connection with a general capital increase under Article 53 of the estatutos of the Company or otherwise ("Preemptive Rights")), Subordinated Debt that it or any Affiliate (including any Sponsor Finance Company) holds and its corresponding rights under this Agreement (the "Offering Participant") it must first obtain a bona fide offer for all such Equity Securities, Subordinated Debt and rights and give to each of the other Participants written notice identifying the offeree and describing the price and each of the terms and conditions of such bona fide offer and offering to sell all such Equity Securities, Subordinated Debt and rights to all such Participants at the same price and on the same terms and conditions. If none of the Participants accepts such offer in writing within 45 days of such notice (such 45-day period, the "Offer Consideration Period"), then the Offering Participant shall be free to sell all such Equity Securities, Subordinated Debt and rights to such offeree at such price and on such terms at any time within six months of the last day of the Offer Consideration Period. If one Participant accepts such offer in writing (such acceptance, a "Sale Acceptance Notice"), within the Offer Consideration Period, then such Participant and the Offering Participant shall consummate such transaction, subject to section 9.5, as promptly as is reasonably practicable but in any event not more than six months after the date of such acceptance. If more than one Participant submits a Sale Acceptance Notice within the Offer Consideration Period, then each such accepting Participant shall purchase, subject to section 9.5, a pro rata portion of such Equity Securities, Subordinated Debt and rights determined in proportion to their Adjusted Respective Shares. No such Sale Acceptance Notice shall be effective unless it applies to all such Equity Securities, Subordinated Debt and rights offered by the Offering Participant.

            (b) Should any Participant (other than the PD Participant) wish to sell any Preemptive Rights (a "Preemptive Right Offering Participant") to be granted pursuant to a general capital increase of the Company, it must first obtain a bona fide offer for all such Preemptive Rights and give to each of the other Participants written notice identifying the offeree and describing the price and each of the terms and conditions of such bona fide offer at least ten days prior to the termination of the first round of subscription required under Peruvian law, and offering to sell all such Preemptive Rights to all such Participants at the same price and on the same terms and conditions.

            (i) If none of the Participants submits a Sale Acceptance Notice within seven days of the notice identifying the offeree, then the Preemptive Right Offering Participant shall be free to sell such Preemptive Rights to such offeree at such price and on such terms prior to the termination of the first round of subscription required under Peruvian law.

            (ii) If one of the Participants submits a Sale Acceptance Notice within seven days of the notice identifying the offeree, then such Participant and the Preemptive Right Offering Participant shall consummate such transaction, subject to section 9.5, as promptly as is reasonably practicable prior to the termination of the first round of subscription required under Peruvian law. If more than one Participant submits a Sale Acceptance Notice within such seven-day period, then each of such accepting Participants shall, subject to section 9.5, so purchase a pro rata portion of such Preemptive Rights determined in proportion to their Adjusted Respective Shares prior to the termination of the first round of subscription required under Peruvian law.

            (iii) No acceptance of an offer in clause (i) or (ii) above shall be effective unless it applies to all such Preemptive Rights offered by the Preemptive Right Offering Participant.

            (iv) In the event that the duration of the first round of subscription required under Peruvian law changes subsequent to the date hereof, the Participants shall adjust the advance notice and acceptance requirements set forth in this section 9.3(b) in a manner that reflects and is consistent with such changes and achieves substantially similar economic results as the terms set forth herein on the date hereof.

            (c) Separate Sales of Equity Securities and Subordinated Debt. Any Participant (other than the PD Participant) may sell its Equity Securities or Subordinated Debt separately and to different offerees, provided that (i) such sale complies with the requirements of section 9.3(a) and, if applicable, 9.5 hereof, and (ii) with respect to any separate sale of Subordinated Debt, such sale is discussed in good faith with the other Participants prior to such sale.

            9.4 Sales by the PD Participant. (a) Should the PD Participant wish to sell any of its Equity Securities (other than Preemptive Rights), Subordinated Debt that it or any Affiliate (including any Sponsor Finance Company) holds and its corresponding rights under this Agreement, it must first obtain a bona fide offer for all such Equity Securities, Subordinated Debt and rights and give to each of the other Participants written notice identifying the offeree and describing the price and each of the terms and conditions of such bona fide offer and offering to sell all such Equity Securities, Subordinated Debt and rights to all such Participants at the same price and on the same terms and conditions. If none of the Participants submits a Sale Acceptance Notice during the Offer Consideration Period, then the PD Participant shall be free to sell all such Equity Securities, Subordinated Debt and rights to such offeree at such price and on such terms at any time within six months of the last day of such Offer Consideration Period. If one Participant accepts such offer in writing within 45 days of such notice, then such Participant and the PD Participant shall consummate such transaction, subject to section 9.5, as promptly as is reasonably practicable but in any event not more than six months after the date of such acceptance. If more than one Participant accepts such offer in writing within such Offer Consideration Period, then each such accepting Participant shall purchase, subject to section 9.5, a pro rata portion of such Equity Securities, Subordinated Debt and rights determined in proportion to their Adjusted Respective Shares. No such acceptance shall be effective unless it applies to all such Equity Securities, Subordinated Debt and rights offered by the PD Participant.

            (b) Should the PD Participant wish to sell any Preemptive Rights to be granted pursuant to a general capital increase of the Company, it must first obtain a bona fide offer for all such Preemptive Rights and give to each of the other Participants written notice identifying the offeree and describing the price and each of the terms and conditions of such bona fide offer at least ten days prior to the termination of the first round of subscription required under Peruvian law, and offering to sell all such Preemptive Rights to all such Participants at the same price and on the same terms and conditions.

            (i) If none of the Participants submits a Sale Acceptance Notice within seven days of the notice identifying the offeree, then the Preemptive Right Offering Participant shall be free to sell such Preemptive Rights to such offeree at such price and on such terms prior to the termination of the first round of subscription required under Peruvian law.

            (ii) If one of the Participants submits a Sale Acceptance Notice within seven days of the notice identifying the offeree, then such Participant and the Preemptive Right Offering Participant shall consummate such transaction, subject to section 9.5, as promptly as is reasonably practicable prior to the termination of the first round of subscription required under Peruvian law. If more than one Participant submits a Sale Acceptance Notice within such seven-day period, then each of such accepting Participants shall, subject to section 9.5, so purchase a pro rata portion of such Preemptive Rights determined in proportion to their Adjusted Respective Shares prior to the termination of the first round of subscription required under Peruvian law.

            (iii) No acceptance of an offer in clause (i) or (ii) above shall be effective unless it applies to all such Preemptive Rights offered by the Preemptive Right Offering Participant.

            (iv) In the event that the duration of the first round of subscription required under Peruvian law changes subsequent to the date hereof, the Participants shall adjust the advance notice and acceptance requirements set forth in this section 9.4(b) in a manner that reflects and is consistent with such changes and achieves substantially similar economic results as the terms set forth herein on the date hereof.

            9.5 Compliance with Peruvian Tender Offer Rules. To the extent that a purchase by a Participant which has delivered a Sale Acceptance Notice in accordance with section 9.3 or 9.4 (a "Purchasing Participant") of Equity Securities or Preemptive Rights would result in such Purchasing Participant being required, under applicable Peruvian law or regulations, to make any such purchase pursuant to a public tender offer or similar process ("Tender Offer"), then:

            (i) the purchases of such Equity Securities or Preemptive Rights, as the case may be, the purchase of which would be subject to the Tender Offer requirement (the "Subject Securities") shall be made in accordance with this section 9.5 in lieu of section 9.3 or 9.4, as the case may be;

            (ii) the Purchasing Participant shall implement and launch a Tender Offer for a number of Equity Securities or Preemptive Rights, as the case may be, equal to the number of the Subject Securities or such higher number as may be required under applicable Peruvian law or regulations, at a price, and on the terms and conditions, not less favorable to holders as those that would apply to the Subject Securities if they were being purchased under section 9.3 or 9.4;

            (iii) the Offering Participant or Preemptive Right Offering Participant, as the case may be (the "Subject Offering Participant"), shall tender in the Tender Offer the Subject Securities;

            (iv) to the extent permitted under Peruvian law, the Subject Offering Participant shall reimburse the Purchasing Participant to the extent that the Purchasing Participant purchases Subject Securities in the Tender Offer at a price that is greater than the price that would apply to the Subject Securities if they were being purchased under section 9.3 or 9.4;

            (v) to the extent that the Purchasing Participant purchases in the Tender Offer less than 100% of the Subject Securities from the Subject Offering Participant, the Purchasing Participant shall, from time to time, as promptly as possible, and to the extent permitted, under applicable Peruvian law and regulations, purchase Subject Securities from the Subject Offering Participant, at a price, and on the terms and conditions, that would apply to the Subject Securities if they were being purchased under section 9.3 or 9.4, until such time as such Purchasing Participant shall have purchased 100% of the Subject Securities; and

            (vi) no Participant other than the Subject Offering Participant shall tender any Equity Securities or Preemptive Rights in the Tender Offer;

            9.6 Separate Sales of Subordinated Debt by the PD Participant. The PD Participant may sell its Equity Securities or Subordinated Debt separately and to different offerees, provided that (i) such sale complies with the requirements of section 9.4 and, if applicable, section 9.5 hereof, and (ii) with respect to any separate sale of Subordinated Debt, such sale is discussed in good faith with BVN and the Sumitomo Participant prior to such sale.

            9.7 Substitution of Participant. No transfer of Equity Securities and the corresponding rights under this Agreement pursuant to section 9.3, 9.4, 9.5, or 9.6 shall be effective until (a) (i) the transferee has delivered to the Company and all Participants a written instrument reasonably satisfactory to counsel for the Company whereby it assumes all liabilities and obligations of the transferor as a Participant hereunder theretofore and thereafter incurred pursuant to this Agreement attributable to the Equity Securities, Subordinated Debt and the corresponding rights under this Agreement transferred to it, and
(ii) the Ultimate Parent of the transferee has entered into a principals agreement with the ultimate parents of the other Participants substantially in the form of sections 6.1, 6.2 and 6.3 of the Participation Agreement, together in each case with such evidence and counsel opinions as counsel for such other Participants may reasonably request, confirming the due authorization, execution and enforceability of such instruments; and (b) the transferee has received all consents of third Persons necessary for compliance with the terms of this Agreement. Upon such transfer becoming effective, the transferee shall become a Participant and a party to this Agreement, the Respective Share of the transferor shall be reduced accordingly, and the transferor shall be relieved of future (but not any then existing) liabilities and obligations as a Participant hereunder attributable to the Respective Share of the transferee. A purchaser that acquires only Subordinated Debt pursuant to section 9.3, 9.4, 9.5 or 9.6 shall not become a Participant but shall execute and deliver an agreement to all Participants reasonably satisfactory to counsel for such Participants whereby such purchaser agrees that subsequent sales, if any, of Subordinated Debt held by such purchaser shall be made in compliance with the limitations provided in this Agreement.

            9.8 Transfer Restriction Extension. Each of the PD Participant, the Sumitomo Participant and BVN shall take all necessary action to maintain the validity and effectiveness of the transfer restrictions in sections 9.1 through
9.7 for the maximum period permitted by Peruvian law, including without limitation, executing any agreements necessary to extend the terms of sections
9.1 through 9.7 hereof.

            9.9 Company Disclaimer of Transfer Restrictions. The Company is not bound by, and expressly disclaims any responsibility for enforcing, the transfer restrictions of sections 9.1 through 9.8. Notwithstanding the foregoing, each of BVN, the PD Participant and the Sumitomo Participant hereby authorizes the Company to register this Agreement and any Senior Project Debt Agreement that contains a transfer restriction with CAVALI or the settlement and clearance house where the Common Stock is registered.

10. Issuances of Equity Securities and/or Subordinated Debt.

            10.1 Issuance of Equity Securities and/or Subordinated Debt for Project Completion. In the event the Board shall unanimously determine (and with respect to the issuance of Equity Securities, the holder or holders of a majority of the outstanding capital stock of the Company shall approve) (a) that the Company should issue Equity Securities and/or Subordinated Debt to finance the development, implementation or completion of a Project or (b) that additional Equity Securities and/or Subordinated Debt must be issued by the Company in order to permit the Company to draw down the full amount of debt available under the Senior Project Debt Agreements, the Board shall fix (and if required by Peruvian law, the holder or holders of a majority of the outstanding capital stock of the Company shall approve) the subscription price and other terms of such Equity Securities and/or, in the case of Subordinated Debt, the principal amount, interest and other terms and cause the Company to give each Participant notice of the Company's intention to issue such Equity Securities and/or Subordinated Debt to each Participant in an amount in proportion to its Respective Share and of the anticipated material terms thereof (such notice, the "Completion Funding Notice") at least 20 days prior to the issuance of such Equity Securities and/or Subordinated Debt. The terms and purchase price of the securities offered to one Participant shall be comparable to those offered to the other Participants (after taking into account the Participants' different Respective Shares). Each Participant shall have the obligation pursuant to the terms of the Completion Funding Notice (i) to purchase such portion of such Equity Securities as may be necessary for such Participant to maintain its Respective Share (after giving full effect to the issuance of such Equity Securities and to any conversion or exercise right provided by such Equity Securities or any other Equity Securities previously issued) and (ii) to purchase a percentage of such Subordinated Debt equal to such Participant's Respective Share.

            If any Participant shall fail to purchase, or shall purchase less than its Respective Share of such Equity Securities described above and/or Subordinated Debt, the Company may (but shall not be required to) sell the Equity Securities and/or Subordinated Debt that such Participant would have been entitled to purchase to any third Person or Persons (including without limitation any other Participant) selected by the Board (a "Purchaser") in accordance with Peruvian law, at a closing to be held within six months of the Completion Funding Notice at such time and place as the Board may determine, on terms not materially more favorable to the Purchaser than those set forth in the Completion Funding Notice. At such closing, the Company shall also sell to each Participant, and each Participant shall purchase, the Equity Securities and/or Subordinated Debt specified in such Participant's Acceptance Notice. At such closing, (a) each Purchaser of Equity Securities from the Company, together with the Company and all the Participants, shall execute and deliver an amendment to this Agreement whereby the Purchaser shall become a party to this Agreement entitled to all of the rights and subject to all of the obligations of a Participant hereunder, (b) to the extent required under Peruvian law, each Purchaser of Equity Securities, together with the requisite number of Participants as provided in the Company estatutos shall execute and deliver an amendment to such estatutos to reflect the new capital structure of the Company and (c) upon the consummation of such closing with respect to Equity Securities, the Respective Share and Adjusted Respective Share of each of the Participants shall be adjusted accordingly.

            10.2 Additional Issuance of Equity Securities and/or Subordinated Debt. In the event a majority, but not 100%, of the Board shall determine (and with respect to the issuance of Equity Securities the holder or holders of a majority of the outstanding capital stock of the Company shall approve) that the Company should issue Equity Securities and/or Subordinated Debt, the Board shall fix (and if required by Peruvian law the holder or holders of a majority of the outstanding capital stock of the Company shall approve) the subscription price and other terms of such Equity Securities and/or, in the case of Subordinated Debt, principal amount, interest and other terms and cause the Company to give each Participant notice of its intention to issue such Equity Securities and/or Subordinated Debt to each Participant in an amount in proportion to its Respective Share and of the anticipated material terms thereof (the "Issuance Notice"). The terms and purchase price of the securities offered to one Participant shall be comparable to those offered to the other Participants (after taking into account the Participants' different Respective Shares). Each Participant shall have the right (but not the obligation) to purchase up to such portion (or any lesser amount) of (i) such Equity Securities as may be necessary for such Participant to maintain its Respective Share (after giving full effect to the issuance of such Equity Securities and to any conversion or exercise right provided by such Equity Securities or any other Equity Securities previously issued) and/or (ii) such Subordinated Debt which expressed as a percentage of all Subordinated Debt being offered, is equal to such Participant's Respective Share. In order to exercise such right, a Participant must give notice (the "Acceptance Notice") to the Company within 20 days of the Issuance Notice specifying the portion of such Equity Securities and/or Subordinated Debt it wishes to purchase (all such Participants giving such notice being referred to as

"Electing Participants"). All such Acceptance Notices shall be irrevocable and binding on the Electing Participant for six months from the date of the Issuance Notice. If any Participant shall fail to give an Acceptance Notice within such twenty-day period, shall give an Acceptance Notice within such period but elect to purchase less than all of the Equity Securities and/or Subordinated Debt to which it is entitled, or shall fail to purchase the Equity Securities and/or Subordinated Debt specified in the Acceptance Notice on a timely basis, the Company may, to the extent permitted under Peruvian law, (but shall not be required to) sell the Equity Securities and/or Subordinated Debt that such Participant would have been entitled to purchase to any Purchaser or Purchasers, at a closing to be held within six months of the Issuance Notice at such time and place as the Board may determine, on terms not materially more favorable to the Purchaser or Purchasers than those set forth in the Issuance Notice. At such closing, the Company shall also sell to each Electing Participant, and each Electing Participant shall purchase, the Equity Securities and/or Subordinated Debt specified in such Electing Participant's Acceptance Notice. At such closing, (a) each Purchaser of Equity Securities from the Company, together with the Company and all the Participants, shall execute and deliver an amendment to this Agreement whereby the Purchaser shall become a party to this Agreement entitled to all of the rights and subject to all of the obligations of a Participant hereunder, (b) to the extent required under Peruvian law, each Purchaser of Equity Securities, together with the requisite number of Participants as provided in the Company estatutos, shall execute and deliver an amendment to such estatutos to reflect the new capital structure of the Company and (c) upon the consummation of such closing with respect to Equity Securities, the Respective Share and Adjusted Respective Share of each of the Participants shall be adjusted accordingly.

11. Competition; Business Opportunities; Standstill; Transactions with Affiliates and Other Arrangements.

            11.1 Competition; Business Opportunities. Subject to section 12, nothing in this Agreement shall prevent any Affiliate of any Participant, at any time and without notice to or agreement by any Participant, from entering into or continuing any business, whether or not competitive with the Company, or acquiring or exploiting any mining rights, whether or not in the vicinity of any property owned by the Company, and none of the Affiliates of any Participants shall have any obligation to offer business or other opportunities to the Company or any other Participant.

            11.2 Standstill. Except as contemplated in this Agreement, no Participant (other than the PD Participant) or any Affiliate of any Participant (other than the PD Participant), will (or will assist or encourage others to), directly or indirectly, acquire or agree, offer, seek or propose to acquire, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of any voting stock of the Company, or any subsidiary or division thereof or successor to the Company, or any rights or options to acquire such ownership from a third party or otherwise, such that after such acquisition, (i) the Sumitomo Participant and its Affiliates would beneficially own a Respective Share in excess of 24.99% of the then outstanding voting stock of the Company, or (ii) BVN and its Affiliates would beneficially own in excess of 20.1% of the then outstanding voting stock of the Company.

            11.3 Transactions with Affiliates. All transactions between any Participant or any of its Affiliates and the Company shall be on commercially reasonable terms that are at least as favorable to the Company as those which might be obtained in an arm's-length transaction with a Person that is not a shareholder or a Participant.

            11.4 Use of Proceeds. Unless the Board unanimously determines otherwise, the PD Participant shall cause the Company to, and the Company shall, use the proceeds from the General Capital Increase paid by the Sumitomo Participant solely for financing the design, engineering, development, permitting, procurement, construction, pre-stripping, test production, commissioning and other works, services, start-up costs and working capital in connection with the Sulfide Project.

            11.5 Status Reports. Prior to final completion of the Sulfide Project as set forth in the Project Debt Agreements, the Company and the PD Participant shall provide the Sumitomo Participant and BVN with copies of any periodic status reports provided to the Senior Lenders regarding the development of the Sulfide Project pursuant to the terms of the Project Debt Agreements at the time such reports are provided to the Senior Lenders and, subject to section 12 hereof, such other information as the Sumitomo Participant and BVN may reasonably request.

            11.6 Approval of Minutes. The Participants shall take all actions necessary to ensure that Participants holding a Respective Share greater than 10.00% shall each nominate one representative (together, the "Participant Nominees") to approve and sign the minutes of any General Shareholders Meeting in accordance with Article 32 of the estatutos of the Company. At each General Shareholders Meeting, each Participant shall cast its votes in favor of the Participant Nominees.

            11.7 Virtual Meetings. The Participants shall take all action necessary to cause their nominees to the Board to not oppose the use of virtual meetings as contemplated in Article 40 of the estatutos of the Company.

            11.8 Estatutos. Unless approved by the Board in accordance with the procedures set forth in Article 41 of the estatutos of the Company, the Participants shall not vote or take any action to (i) amend or modify Article 34, 37 or 41 of the estatutos of the Company (or the defined terms used therein); (ii) approve any action which has not been approved pursuant to a vote under Article 41(a) through (e) of the estatutos of the Company; or (iii) pursuant to Article 36 of the estatutos of the Company, remove a director or deputy director elected pursuant to section 2.2 of this Agreement. The parties hereto acknowledge and agree that money damages will be the sole remedy for any breach of this section 11.8 and that the Company and any Participant shall not have the right to specific performance and/or injunctive relief to enforce the provisions of this section 11.8.

            11.9 Sulfide Project. The PD Participant shall cause the Company to, and the Company shall, use all reasonable efforts to develop the Sulfide Project generally as described in the Feasibility Study, with such changes as the Board determines, in its good faith reasonable judgment, to be necessary or advisable and which do not substantially alter the basic nature and scope of such facilities.

            11.10 Registration of this Agreement. The Company shall cause this Agreement to be registered in its Share Registration Book (Libro de Matricula de Acciones) immediately after execution hereof.

            11.11 Support of Senior Project Debt. It is an important objective of all of the parties hereto that the Company enter into Senior Project Debt Agreements regarding the financing of the Sulfide Project (the "Sulfide Project Senior Debt Agreements"), and the parties hereto agree to work diligently to cause the Company to use all reasonable efforts to enter into the Sulfide Project Senior Debt Agreements. PDC will enter into, and will cause the PD Participant to enter into, at or prior to the initial closing under the Sulfide Project Senior Debt Agreements, any completion agreement with or other undertakings to the Senior Project Lenders required pursuant to the Sulfide Project Senior Debt Agreements. SMM, SC, and SGM each will enter into, and each will cause the Sumitomo Participant to enter into, at or prior to the initial closing under the Sulfide Project Senior Debt Agreements, any completion agreement with or other undertakings to the Senior Project Lenders; provided that any such completion agreement (i) will terminate upon termination of the completion agreement or other undertakings provided by PDC and the PD Participant to the Senior Project Lenders pursuant to the Sulfide Project Senior Debt Agreements, and (ii) will not include any restrictive financial covenants with respect to SMM, SC, SGM or the Sumitomo Participant. BVN will enter into, at or prior to the initial closing under the Sulfide Project Senior Debt Agreements, any completion agreement with or other undertaking to the Senior Project Lenders required pursuant to the Sulfide Project Senior Debt Agreements. Each party's obligations pursuant to any such completion agreement or other undertakings shall be several and in proportion to such party's Adjusted Respective Share.

            11.12 Covenants of PDC, SMM, SC and SGM. (a) PDC shall cause (i) the PD Participant to duly and punctually perform all its obligations under this Agreement and the estatutos of the Company and (ii) the Operator to duly and punctually perform all its obligations under the Operator's Agreement.

            (b) SMM, SC and SGM shall cause the Sumitomo Participant to duly and punctually perform its obligations under this Agreement and the estatutos of the Company.

12. Confidentiality; Conflicts of Interest.

            (a) Each Participant shall hold all information concerning the Company and the operations of any other Participant not otherwise generally available to the public through no act or omission of such Participant ("Confidential Information") in strict confidence and shall not use or disclose such information without the prior written consent of each Participant affected to anyone other than directors, officers, employees, accountants, consultants and representatives of such Participant and its Affiliates, provided that any such third party shall first execute a confidentiality agreement with each Participant containing provisions substantially equivalent to this section 12 or such Participant shall, and shall cause each of its Affiliates to, use best efforts to ensure that any such third party holds such information in strict confidence as contemplated by this section 12. Each Participant shall, and shall cause each of its Affiliates to, use best efforts to ensure that other third parties will not gain access to any Confidential Information through any act or omission on its part. Notwithstanding the foregoing, (i) in connection with the conduct of the business or operations of the Company, the development or financing of the Sulfide Project or the possible sale of newly issued shares of capital stock of the Company, PDC, the Company and their respective Affiliates may disclose Confidential Information not involving information about any Participant (other than an Affiliate of PDC) without notice to the Participants,
(ii) BVN, SMM, SC, the Sumitomo Participant and their respective Affiliates may disclose Confidential Information not involving information about PDC, or the PD Participant or BVN to any Japanese corporation engaged in copper concentrate smelting that expresses an interest in the purchase or treatment of Company concentrates, provided that prior to making any such disclosure pursuant to this clause (ii) such party shall give written notice (identifying the third party being provided the Confidential Information and describing the general nature of such disclosure) to and secure the written consent of the PD Participant, (iii) any Participant may disclose Confidential Information to a prospective purchaser of any of its Shares and its corresponding rights under this Agreement, provided such purchaser first executes a confidentiality agreement in form and substance reasonably satisfactory to each other Participant, and (iv) any Participant or any Affiliate thereof may disclose Confidential Information to any governmental agency or the export-import bank or development authority of the home country of the ultimate parent of such Participant if it believes in good faith that such disclosure is required by applicable law, by governmental policy in such home country or by policy of such export-import bank or development authority, provided that prior to making any such disclosure pursuant to this clause (iv) such Participant shall, unless prohibited by such governmental agency, give written notice (identifying such agency and describing the general nature of such disclosure) to, and consult with, each other Participant.

            (b) Each of the parties hereto agrees that Confidential Information concerning the Company, the Mines or a Project should not be disclosed to any such party or their Affiliates where because of a potential conflict of interest between such party (or Affiliates) and the Company, the Mines or a Project, such disclosure could reasonably be expected to affect detrimentally, directly or indirectly, the Company, the Mines or a Project. Accordingly, each party hereto may decline, in its sole discretion, to provide such Confidential Information to any party where it has a good faith belief that disclosure may involve such a potential conflict of interest.

13. Miscellaneous.

            13.1 Implied Covenants. There are no implied covenants in this Agreement other than those of good faith and fair dealing.

            13.2 Notices. Any notice, advice, election, request, order, demand or other direction required or permitted to be given under this Agreement shall be in writing and in the English language, and (unless some other mode of giving the same is specified or accepted in writing by the recipient) shall be effective (a) when personally delivered during normal business hours to the addressee at the address designated for such delivery, (b) on the date of receipt specified in any return receipt if it shall have been deposited in the mails, certified or registered with return receipt requested and postage thereon fully prepaid, addressed to such address or (c) on the day it shall have been given by facsimile transmission (with written confirmation of receipt) to such address, whichever of the foregoing shall first occur. Until otherwise specified by notice, the addresses for any such notice, advice, election, request, order, demand or other direction shall be:

            if to the Sumitomo Participant, to it at:

            SMM Cerro Verde Netherlands B.V.
            c/o Sumitomo Metal Mining Co., Ltd.
            11-3, 5-Chome, Shimbashi
            Minato-ku, Tokyo 105
            Japan
            Attention:  General Manager, Mineral Resources Division
            Telecopier:  (81)-3-3436-7997

            with a copy to:

            Sumitomo Metal Mining America Inc.
            Corresponsalia En Chile
            Roger de Flor 2950, Piso 5
            Las Condes, Santiago, Chile
            Attention:  General Manager
            Telecopier:  (56)-2-362-9289

            Sumitomo Corporation Del Peru S.A.
            Jr. San Martin No. 864 Ofi. 701
            Miraflores, Lima, Peru
            Attention:  President
            Telecopier:  (51)-1-447-0506

            if to SMM, to it at:

            Sumitomo Metal Mining Co., Ltd.
            11-3, 5-Chome, Shimbashi
            Minato-ku, Tokyo 105
            Japan
            Attention: General Manager, Mineral Resources Division Telecopier (Fax): (81)-3-3436-7997

            if to SC, to it at:

            Sumitomo Corporation
            1-8-11, Harumi
            Chuo-ku, Tokyo 104-8610
            Japan
            Attention: General Manager, Nonferrous Metals and Raw Materials Department
            Telecopier (Fax):  (81)-3-5166-6423

            if to SGM, to it at:

            c/o Sumitomo Corporation
            1-8-11, Harumi
            Chuo-ku, Tokyo 104-8610
            Japan
            Attention: General Manager, Nonferrous Metals and Raw Materials Department
            Telecopier (Fax):  (81)-3-5166-6423

            if to the PD Participant, to it at:

            Cyprus Climax Metals Company
            c/o Phelps Dodge Mining Company
            One N. Central Avenue
            Phoenix, Arizona  85004
            Attention:  President
            Telephone:  (602) 366-8100
            Telecopier:  (602) 366-7383
            with a copy to:

            Phelps Dodge Corporation
            One N. Central Avenue
            Phoenix, Arizona  85004
            Attention:  General Counsel
            Telephone:  (602) 366-8100
            Telecopier:  (602) 366-7383

            if to BVN, to it at:

            Cia. De Minas Buenaventura S.A.A.
            Carlos Villaran 790
            Urb, Santa Catalina, Lima 13, Peru
            Attention:  President
            Telecopier:  (51)-1-471-7349

            if to PDC, to it at:

            Phelps Dodge Corporation
            One N. Central Avenue
            Phoenix, Arizona  85004
            Attention:  General Counsel
            Telephone:  (602) 366-8100
            Telecopier:  (602) 366-7383

            if to the Company, to it at:

            Sociedad Minera Cerro Verde S.A.A.
            Av. Alfonso Ugarte #304
            Cercado, Arequipa, Peru
            Attention:  General Manager
            Telecopier (Fax): 054-28-33-76

            if to the Operator, to it at:

            Minera Phelps Dodge del Peru S.A.C.
            Av. Camino Real 348
            Torre El Pilar, Piso 14
            San Isidro, Lima
            Attention: General Manager
            Telecopier (Fax): (51)-1-422-2787

Whenever pursuant to any provision of this Agreement notice, advice, election, request, order, demand or other direction is to be given to any Participant, or the Board, a copy thereof shall also be given to each Participant and the Operator.

            13.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written discussions and understandings.

            13.4 Amendments, Waivers, etc. This Agreement may not be amended or modified except by a written instrument signed by all of the parties hereto. No party hereto shall be bound by any waiver of any provision hereof unless such waiver is set forth in a written instrument signed by each of the parties hereto. Except as otherwise provided in this Agreement, failure on the part of any party hereto to exercise any right hereunder or to insist upon strict compliance by any other party hereto with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such right, term, covenant or condition. No provision of this Agreement shall be construed to be a waiver by any of the parties hereto of any rights or remedies such party may have against any other party for failure to comply with the provisions of this Agreement and, except as provided in section 13.8 or otherwise provided in this Agreement, no remedy or right herein conferred is intended to be exclusive of any other remedy or right, but every such remedy or right shall be cumulative and shall be in addition to every other remedy or right herein conferred or now or hereafter existing at law or in equity.

            13.5 No Other Arrangements or Agreements. Each Participant hereby represents and warrants to the Company and to each other Participant that, except for this Agreement and the Participation Agreement, it has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to Equity Securities, including, but not limited to, arrangements or agreements with respect to the acquisition or disposition of Equity Securities or any interest therein or the voting of shares of Common Stock (whether or not such agreements and arrangements are with the Company or any of its subsidiaries, or other Participants) and each Participant agrees that, except as expressly permitted under this Agreement, it will not enter into any such other arrangements or agreements with respect to the voting of shares of Common Stock (whether or not such agreements and arrangements are with the Company or any of its subsidiaries, or other Participants).

            13.6 Severability. If any provision of this Agreement or the application of any provision hereof to any party hereto or set of circumstances is held invalid, the remainder of this Agreement and the application of such provision to any other party or set of circumstances shall not be affected unless the provisions held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

            13.7 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws rules thereof to the extent they are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

            13.8 Arbitration. (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the subject matter of this Agreement, or the breach, termination, or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules in effect on the date such dispute, controversy, claim, breach, termination or invalidity arises. The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim and the award shall be final and binding to the extent permitted by law. Judgment thereon may be entered by any court having jurisdiction.

            (b) There shall be three arbitrators, each of whom shall be disinterested in the dispute, controversy or claim and shall have no connection with any party to this Agreement or any of their Affiliates. The party to this Agreement initiating arbitration ("Claimant") and the party to this Agreement named as defendant ("Defendant") shall each name an arbitrator, as provided in
Article 7 of the UNCITRAL Arbitration Rules specified above. In the event that more than two parties to this Agreement are involved in the arbitration, the parties to this Agreement shall compose themselves into two sides for purposes of arbitration, and the Claimant and Defendant holding, directly or through its Affiliates, the largest Respective Share shall each nominate an arbitrator for all Claimants or Defendants, as the case may be. The two arbitrators so chosen shall select a third arbitrator.

            (c) Should the services of an appointment or administering authority be necessary, the appointment or administering authority shall be the American Arbitration Association ("AAA"). If any party to this Agreement entitled to name an arbitrator should abstain from doing so, the AAA shall appoint such arbitrator, unless the abstaining party is one of two or more Claimants or Defendants, in which case the Claimant or Defendant, as the case may be, holding, directly or through its Affiliates, the next largest Respective Share shall nominate the arbitrator. No party to this Agreement shall require the AAA to (but the AAA may) designate as arbitrator a person of a nationality other than the nationalities of the parties to this Agreement involved in the arbitration.

            (d) In the event that more than two parties to this Agreement are involved in the arbitration and such parties are unable to compose themselves into two sides, at the request of any such party the administering authority shall make any arrangements (including without limitation, determining the composition of two sides for the purposes of arbitration or designating the members of the arbitral tribunal) necessary to effect the resolution of the dispute by a means fair to each of the disputing parties to this Agreement, and the administering authority's decision as to such arrangements shall be final and binding.

            (e) The place of arbitration shall be New York, New York. The arbitration shall be conducted in the English language and any foreign language documents presented at such arbitration shall be accompanied by an English translation thereof. The arbitrators shall apply the law of the State of New York.

            (f) The parties to this Agreement consent that the United States District Courts for the Southern District of New York and the District of Arizona shall have jurisdiction with respect to all aspects of the enforcement of the arbitration provisions of this Agreement.

            13.9 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns hereunder; provided however, that the Company is not bound by, and expressly disclaims any responsibility for enforcing, the provisions in section 9 or section 11.8.

            13.10 Headings. The section headings contained in this Agreement are for convenience only and are not a part of this Agreement.

            13.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; such counterparts together shall constitute but one Agreement.

            13.12 Supermajority Voting. Each party to this Agreement acknowledges that Article 41 of the estatutos of the Company adopted as of the date hereof provides for supermajority voting with respect to certain matters identified therein. In addition, each party to this Agreement agrees that it shall cause the Company and each member of the Board that it nominates to comply with, and to take all such actions necessary or advisable to ensure the continued enforceability of Article 41 of the estatutos of the Company adopted as of the date hereof.

            13.13 Conflicts with Estatutos or Peruvian Law. Notwithstanding the meaning or interpretation of any other term of this Agreement, nothing in this Agreement shall require the Company to take or omit any action that would conflict with any term of its estatutos or Peruvian Company Law.

                      [End of Text; Signature Pages Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    SMM CERRO VERDE NETHERLANDS B.V.


                                    By  /s/   Ichiro Abe
                                        -------------------------------------
                                        Name:  Ichiro Abe
                                        Title:  Managing Director

                                    SUMITOMO METAL MINING CO., LTD.


                                    By  /s/ Ichiro Abe
                                        -------------------------------------
                                        Name:  Ichiro Abe
                                        Title:  Executive Officer, General
                                                Manager of Mineral Resources
                                                Division


                                    SUMITOMO CORPORATION


                                    By  /s/ Misuhiko Yamada
                                        -------------------------------------
                                        Name:  Misuhiko Yamada
                                        Title: General Manager, Mineral
                                               Resources Division, No. 1


                                    SUMMIT GLOBAL MANAGEMENT B.V.


                                    By  /s/ Takeshi Okubo
                                        -------------------------------------
                                        Name:  Takeshi Okubo
                                        Title:  Managing Director

                                    CYPRUS CLIMAX METALS COMPANY


                                    By  /s/  Timothy R. Snider
                                        -------------------------------------
                                        Name:  Timothy R. Snider
                                        Title:   President and Chief Operating
                                                 Officer


                                    PHELPS DODGE CORPORATION


                                    By  /s/  Kalidas V. Madhavpeddi
                                        -------------------------------------
                                        Name:  Kalidas V. Madhavpeddi
                                        Title:  Senior Vice President

                                    SOCIEDAD MINERA CERRO VERDE S.A.A.


                                    By  /s/  Jeff Monteith
                                        -------------------------------------
                                        Name:  Jeff Monteith
                                        Title:  Comptroller

                                    COMPANIA DE MINAS
                                    BUENAVENTURA S.A.A.


                                    By  /s/ Roque Benavides
                                        -------------------------------------
                                        Name:  Roque Benavides
                                        Title:  President & CEO